EXHIBIT 24.1

                                 WEED & Co. L.P.
                         4695 MacArthur Court, Suite 530
                             Newport Beach, CA 92660
                            Telephone (949) 475-9086
                            Facsimile (949) 475-9087

                               September 23, 1999



MediaX Corporation
8522 National Boulevard
Culver City, CA 90232

          I hereby consent to the use of my opinion, dated September 23, 1999, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 2,514,000 shares (the "Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock"), to be sold by the Selling Stockholders upon the terms and subject to the conditions set forth in the Company's registration statement on Form S-3, (the "Registration Statement"), as an exhibit to the Registration Statement and to the use of my name under the caption "Experts" in the Prospectus included as part of the Registration Statement.

Very truly yours,

/s/  Richard O. Weed
------------------------
     Richard O. Weed

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